UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 2019

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

41 Farnsworth Street, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 443-3000

N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.06 per share	GE	New York Stock Exchange
Floating Rate Notes due 2020	GE 20E	New York Stock Exchange
0.375% Notes due 2022	GE 22A	New York Stock Exchange
1.250% Notes due 2023	GE 23E	New York Stock Exchange
0.875% Notes due 2025	GE 25	New York Stock Exchange
1.875% Notes due 2027	GE 27E	New York Stock Exchange
1.500% Notes due 2029	GE 29	New York Stock Exchange
7 1/2% Guaranteed Subordinated Notes due 2035	GE /35	New York Stock Exchange
2.125% Notes due 2037	GE 37	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

(1)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2019, General Electric Company (“GE” or the “Company”) announced in a press release that it had appointed Carolina Dybeck Happe, 47, as the Senior Vice President, Chief Financial Officer (“CFO”) of GE. Ms. Dybeck Happe is expected to join GE early in 2020.

Dybeck Happe biography. Ms. Dybeck Happe is currently the Executive Vice President, CFO for A.P. Moller – Maersk, the Danish integrated container logistics company, a position she has held since January 2019. Prior to joining A.P. Moller – Maersk, Ms. Dybeck Happe was the Executive Vice President, CFO for Assa Abloy Group, a Swedish conglomerate offering access solutions, from March 2012 to December 2018. Ms. Dybeck Happe has served on the supervisory board of E.ON, the German electric utility company, since June 2016 and the board of directors of Schneider Electric, a provider of energy and automation digital solutions, since April 2019. Ms. Dybeck Happe has tendered her resignation from the Schneider Electric board.

Compensation. In connection with Ms. Dybeck Happe’s appointment as CFO, the Company has entered into an employment agreement with her, setting forth the terms of her compensation, which includes: (1) a base salary of $1,500,000 per year, (2) a target annual bonus opportunity at 125% of base salary; (3) a 2020 equity award with a grant date fair value of $5,000,000, to consist of a mix of performance share units, restricted stock units and stock options similar to annual equity awards granted to other senior officers of the Company; and (4) a one-time, new hire stock option award with a grant date fair value of $8,000,000 that will vest in a single tranche on the fourth anniversary of the grant date. In light of the fact that Ms. Dybeck Happe will be relocating to the Company’s Boston headquarters from overseas, she will also be eligible for benefits under the Company’s Globally Mobile Employee policy for a period through December 31, 2023, pursuant to which she will be eligible for certain benefits, including relocation assistance, housing assistance, tuition assistance for dependent children and tax equalization benefits (the last of which shall be extended through December 31, 2026). Ms. Dybeck Happe will be eligible to participate in all employee benefit plans generally available to senior officers of the Company, which are more fully described in the Company’s proxy statement for the 2019 annual meeting of shareholders.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: November 26, 2019	/s/ Christoph A. Pereira
Christoph A. Pereira
Vice President, Chief Risk Officer and
Chief Corporate Counsel

(3)